
                                                                    EXHIBIT 4.12

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                             BECKMAN COULTER, INC.,

                                    AS ISSUER

                 COULTER CORPORATION AND HYBRITECH INCORPORATED,

                                  AS GUARANTORS

                                       AND

                                 CITIBANK, N.A.

                                   AS TRUSTEE

                       ---------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of November 19, 2001

                       ---------------------------------


           Supplemental to Senior Indenture dated as of April 25, 2001


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                                TABLE OF CONTENTS

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                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.......................................................1

Section 102. Conflicts with Base Indenture.....................................8

                                   ARTICLE II

                                  FORM OF NOTES

Section 201. Form of Notes.....................................................8

                                   ARTICLE III

                                    THE NOTES

Section 301. Amount; Series; Terms.............................................8

Section 302. Denominations.....................................................9

Section 303. Execution, Authentication, Delivery and Dating....................9

Section 304. Book-Entry Provisions for Global Securities.......................9

Section 305. Add On Notes.....................................................10

Section 306. Use of Proceeds..................................................11

                                   ARTICLE IV

                            REDEMPTION OF SECURITIES

Section 401. Optional Redemption..............................................11

                                    ARTICLE V

                             COVENANTS AND REMEDIES

Section 501. Limitation on Liens..............................................11

Section 502. Limitation on Sale and Leaseback Transactions....................12

Section 503. Future Note Guarantors...........................................13

Section 504. Events of Default................................................13

Section 505. Limitations on Consolidation, Etc................................15
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                                       i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                   ARTICLE VI

                               THE NOTE GUARANTEES

Section 601. Unconditional Guarantee..........................................16

Section 602. Additional Note Guarantors.......................................18

Section 603. Release of a Note Guarantee......................................18

Section 604. Waiver of Subrogation............................................18

Section 605. Reliance on Judicial Order or Certificate of Liquidating Agent
             Regarding Dissolution............................................19

Section 606. Article VI Applicable to Paying Agents...........................19

Section 607. No Suspension of Remedies........................................19



                                   ARTICLE VII

Section 701. Supplemental Indentures with Consent of Holders..................20

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 801. Sinking Funds....................................................20

Section 802. Confirmation of Indenture........................................20

Section 803. Counterparts.....................................................20

Section 804. Governing Law....................................................20


EXHIBIT A    Form of Note.....................................................A-1
EXHIBIT B    Form of Supplemental Indenture in Respect of Note Guarantee......B-1

                FIRST SUPPLEMENTAL INDENTURE, dated as of November 19, 2001 (this "Supplemental Indenture"), among Beckman Coulter, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), Coulter Corporation, a corporation duly organized and existing under the laws of the State of Delaware, Hybritech Incorporated, a corporation duly organized and existing under the laws of the State of California (the "Guarantors"), and Citibank, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee") under the Senior Indenture dated as of April 25, 2001 between the Company and the Trustee (the "Base Indenture").

                WHEREAS, Section 901 (7) of the Base Indenture provides that the Company and Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof;

                WHEREAS, the Base Indenture also provides for the issuance from time to time of unsecured senior debentures, notes or other evidences of indebtedness (the "Securities");

                WHEREAS, the Company has duly authorized the creation of a series of its Securities denominated as the "6.875% Senior Notes Due 2011" (the "Notes");

                WHEREAS, the Guarantors are executing this Supplemental Indenture pursuant to which the Guarantors will guarantee the Company's obligations under the Notes on the terms and conditions set forth herein;

                WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

                WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, to establish the Notes as provided for in this Supplemental Indenture, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms:

                NOW, THEREFORE, for and in consideration of the premises and purchase of the Notes issued on or after the date of this Supplemental Indenture by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

SECTION 101. Definitions.

                Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. The words "herein", "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                As used herein, the following terms have the specified meanings:

                "Add On Notes" has the meaning specified in Section 305 of this Supplemental Indenture.

                "Attributable Value," when used with respect to any sale and leaseback transaction means, as of the time of determination, the total obligation (discounted to present value at the interest rate assumed in making calculations in accordance with FAS 13) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such sale and leaseback transaction.

                "Bank Indebtedness" means any and all Indebtedness or other amounts payable under or in respect of the Credit Facility or any refinancing in respect thereof, and any Refinancing Indebtedness in respect thereof, including in each case (without limitation) principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees, other monetary obligations of any nature and all other amounts payable under or in respect of any of the foregoing.

                "Base Indenture" has the meaning specified in the recitals of this Supplemental Indenture.

                "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

                "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

                "Capital Stock" of any Person means (1) in the case of a corporation, corporate stock; (2) in the case of an association, limited liability company or business entity, any and all Equity Interests; (3) in the case of a partnership, partnership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.

                "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices, but shall not include contracts for the purchase of raw materials by the Company or any Restricted Subsidiary for its own use at fixed prices in the ordinary course of business.

                "Company" has the meaning specified in the recitals of this Supplemental Indenture.

                "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

                "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower); and (2) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

                "Credit Agreement" means the credit agreement dated as of October 31, 1997, among the Company, the banks and other financial institutions party thereto from time to time, the initial issuing bank named therein, Citicorp USA, Inc., as agent and Citicorp Securities, Inc., as arranger, as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

                "Credit Facility" means the collective reference to the Credit Agreement, any notes and letters of credit issued pursuant thereto and any guarantees, security agreements, pledges, mortgages, letter of credit applications and other collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

                "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

                "Depositary" means The Depositary Trust Company.

                "Disqualified Stock" means:

                (1)     any Preferred Stock of any Restricted Subsidiary; and

                (2) any Capital Stock that, by its terms (or by the terms of any security into which such Capital Stock is convertible or for which such Capital Stock is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the Stated Maturity of the Notes.

                "Dollar" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

                "Equipment Held for Resale" means instrument systems and related accessories and components manufactured or assembled by the Company that are owned and held for placement in facilities of the Company's customers.

                "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including limited liability company interests, in such Person.

                "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as approved by a significant segment of the United States accounting profession.

                "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                "Guarantors" means each of Coulter Corporation, Hybritech Incorporated and any Restricted Subsidiary that has issued a Note Guarantee.

                "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent (1) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument; (2) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such service; (3) all Capital Lease Obligations of such Person; (4) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person; (5) to the extent not otherwise included in this definition, all net obligations of such Person under all Interest Rate Agreements, Currency Hedging Arrangements or Commodity Price Protection Agreements of such Person;
(6) all liabilities of others of the kind described in the preceding clause (1),
(2) or (3) secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof, to the extent of the value of the property subject to such Lien; (7) all Disqualified Stock issued by such Person; and (8) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (1) through (7) above. "Indebtedness" of the Company and its Restricted Subsidiaries shall not include (1) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices; and (2) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due.

                "Indenture" means the Base Indenture as originally executed, as supplemented by this Supplemental Indenture and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of that instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern that instrument and any such supplemental indenture, respectively.

                "Indenture Obligations" means the obligations of the Company and any other obligor under this Supplemental Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Supplemental Indenture, the Notes or the Note Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 607 of the Base Indenture) and the Holders of the Notes under this Indenture, the Notes and the Note Guarantees, according to the terms thereof.

                "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

                "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                "Note Guarantee" means each guarantee of the Notes by the Guarantors hereunder and any guarantee of the Notes that may from time to time be executed and delivered pursuant to the terms of this Supplemental Indenture.

                "Notes" has the meaning specified in the recitals of this Supplemental Indenture.

                "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

                "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

                "Principal Property" means any real property of the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a net book value, as of the date of determination, in excess of the greater of $50 million and 10% of Consolidated Net Tangible Assets of the Company; provided, however, that Principal Property shall not include Equipment Held for Resale.

                "Redemption Date," when used with respect to any Note, means the date specified for redemption by the Company.

                "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc. or Morgan Stanley & Co. Incorporated (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

                "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

                "Refinancing Indebtedness" means any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing, repayment or replacement (a "refinancing") of any Indebtedness.

                "Restricted Subsidiary" means any Subsidiary of the Company which owns or leases a Principal Property.

                "Securities" has the meaning specified in the recitals of this Supplemental Indenture.

                "Securities Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

                "Significant Subsidiary" means each Subsidiary that is a "significant subsidiary" for purposes of Rule 1-02 of Regulation S-X under the Securities Act.

                "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                "Subsidiary" of a Person means a Person more than 50% of the outstanding voting stock or other Equity Interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting" stock or other Equity Interests means stock or other Equity Interests which ordinarily have voting power for the election of directors, trustees or similar managers, whether at all times or only so long as no senior class of stock or other Equity Interests has such voting power by reason of any contingency.

                "Supplemental Indenture" has the meaning specified in the recitals of this Supplemental Indenture.

                "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

SECTION 102. Conflicts with Base Indenture.

                In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

                                   ARTICLE II

                                  FORM OF NOTES

SECTION 201. Form of Notes.

                The Notes shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture.

                                   ARTICLE III

                                    THE NOTES

SECTION 301. Amount; Series; Terms.


                The title of the Notes shall be "6.875% Senior Notes Due 2011." The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture shall be initially limited to $235,000,000, subject to increase as set forth in Section 305.

                The final Stated Maturity of the Notes shall be November 15, 2011. The Notes shall bear interest at the rate of 6.875% per annum, from November 19, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as further provided in the form of Note annexed hereto as Exhibit A. The Interest Payment Dates on which such interest shall be payable shall be May 15 and November 15 of each year, commencing on May 15, 2002 and the Regular Record Dates for any interest payable on each such Interest Payment Date shall be the immediately preceding May 1 and November 1, respectively.

                The principal of, and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, provided, however, that at the option of the Company payment of interest on any Notes may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                The Notes will be redeemable at the option of the Company as provided in Article IV hereof. The Notes will not be entitled to the benefit of a sinking fund.

                The Notes will be issued in the form of one or more Global Securities, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 303 and the Base Indenture.

SECTION 302. Denominations.

                The Notes of each series shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

                The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                On Company Order, the Trustee shall authenticate for original issue Notes in an aggregate principal amount specified in the Company Order. The Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

                Each Note shall be dated the date of its authentication.

                No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in the Base Indenture executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 304. Book-Entry Provisions for Global Securities.

                (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 204 of the Base Indenture.

                Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security, and the Depositary may be treated by the Company, the Note Guarantors, the Trustee and any agent of the Company, the Note Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Note Guarantors, the Trustee or any agent of the Company, the Note Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security. The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Global Securities.

                (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective Nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for physical Notes in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 of the Base Indenture.

                (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners for physical Notes pursuant to paragraph (b), the Security Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the beneficial interest in the Global Security being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more physical Notes of like tenor and principal amount of authorized denominations.

                (d) In connection with a transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount at maturity of physical Notes of authorized denominations.

                (e) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

SECTION 305. Add On Notes.

                The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("Add On Notes") having terms and conditions set forth in Exhibit A identical to those of the other Notes, except that Add On Notes:

                (i) may have a different issue date from other Outstanding
        Notes;

                (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes;

                (iii) may have terms specified in the Add On Note Board Resolution or Add On Note Supplemental Indenture for such Add On Notes making appropriate adjustments to this Article III and Exhibit A (and related definitions) applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws).

SECTION 306. Use of Proceeds.

                The Company intends to apply the proceeds from the sale of the Notes solely, directly or indirectly, in the Company's U.S. operations. In applying the proceeds from the sale of the Notes, the Company represents that, in no event, will any portion of the proceeds from the sale of the Notes be used to repay the portion of any indebtedness, the proceeds of which were used to previously fund any foreign investment or the working capital needs of any foreign Subsidiary, foreign affiliate or other foreign entity. The Company further represents that, in no event, will any portion of the proceeds of the sale of the Notes be used to fund any foreign investment or the working capital needs of any foreign Subsidiary, foreign affiliate or other foreign entity.

                                   ARTICLE IV

                            REDEMPTION OF SECURITIES

SECTION 401. Optional Redemption.

                The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 10 basis points; plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date. Procedures for any such redemption shall be as set forth in Article XI of the Base Indenture.

                                    ARTICLE V

                             COVENANTS AND REMEDIES

SECTION 501. Limitation on Liens.

                The Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness of the Company or any Subsidiary secured by a Lien upon any Principal Property, or upon shares of Capital Stock or evidences of indebtedness issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, now owned or hereafter owned by the Company, without making effective provision to secure all of the Notes then outstanding by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long as such Indebtedness shall be so secured.

                The foregoing restrictions shall not apply, however, to (1) Liens on any property existing at the time of the acquisition thereof; (2) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted

Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto; (3) Liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (4) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twenty-four months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property or of such property as so constructed, developed or improved; (6) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company must have disposed of such property within 180 days from the creation of such Liens and any indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary; (7) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (8) Liens to secure Indebtedness of joint ventures in which the Company or a Restricted Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;
(9) Liens on Equipment Held for Resale; and (10) any Indebtedness secured by Liens existing on the date of this Supplemental Indenture or any extension, renewal or replacement or refunding of any Lien existing on the date of this Supplemental Indenture or referred to in clauses (1) to (3) or (5); provided, however, that the aggregate principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (1) to (3) or (5), shall not exceed the aggregate principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement, or refunding, so secured at the time of such extension, renewal, replacement or refunding.

                Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by Liens without equally and ratably securing the Notes then outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate amount of all outstanding Indebtedness secured by Liens so incurred, other than any Indebtedness secured by Liens permitted as described in clauses (1) through (10) above, and together with all outstanding Attributable Value of all sale and leaseback transactions permitted as described in Section 502 of this Supplemental Indenture does not exceed 15% of the Consolidated Net Tangible Assets of the Company.

SECTION 502. Limitation on Sale and Leaseback Transactions.

                The Company will not, and will not permit any Restricted Subsidiary to, engage in any sale and leaseback transaction involving any Principal Property unless either (1) the Company or its Restricted Subsidiaries would be entitled pursuant to the provisions described in clauses (1) through (10) of the second paragraph of Section 501 of this Supplemental Indenture to incur, issue, assume or guarantee Indebtedness secured by a Lien on such Principal Property without equally and ratably securing the Notes then outstanding or (2) the Company or such Restricted Subsidiary shall apply, or cause to be applied to the retirement of its secured debt within 120 days after the effective date of the sale and leaseback transaction, an amount not less than the greater of (i) the net proceeds (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such sale) of the sale of the Principal Property leased pursuant to such arrangement or (ii) the Fair Market Value of the Principal Property so leased. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

                Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction provided, that at the time of such transaction, after giving effect thereto, the Attributable Value thereof, together with all Indebtedness secured by Liens permitted pursuant to Section 501 of this Supplemental Indenture other than all Indebtedness secured by Liens permitted as described in clauses (1) through (10) of the second paragraph of Section 501 of this Supplemental Indenture and other than the Attributable Value of such sale and leaseback transactions permitted by the preceding paragraph, does not exceed 15% of Consolidated Net Tangible Assets of the Company.

SECTION 503. Future Note Guarantors.

                The Company will cause each Restricted Subsidiary that Guarantees any Bank Indebtedness promptly to execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit B to this Supplemental Indenture pursuant to which such Restricted Subsidiary will guarantee the Company's obligations under the Indenture and the Notes, in accordance with and as further provided in Article VI of this Supplemental Indenture.

SECTION 504. Events of Default.

                In addition to the Events of Default set forth in clauses (1),
(2) and (4) of Section 501 of the Base Indenture, any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the Notes in this Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (i) a default by the Company in the payment of the Redemption Price with respect to any Note when such amount becomes due and payable;

                (ii) a default in the performance, or breach, by the Company of its obligations under Section 801 of the Base Indenture or Section 505 of this Supplemental Indenture;

                (iii) a default in the performance, or breach, by the Company of its obligations under Sections 501 and 502 of this Supplemental Indenture, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Notes of such series not less than the principal amount of Notes the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration;

                (iv) a default in the performance, or breach, by the Company of its other obligations under the Notes or this Supplemental Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Notes of such series not less than the principal amount of Notes the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration;

                (v) a failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Indebtedness for money borrowed by the Company or by any Restricted Subsidiary having an aggregate principal amount outstanding of at least $50.0 million, if in the case of any such failure, such Indebtedness has not been discharged or, in the case of any such acceleration, such acceleration has not been rescinded or annulled, in each case within 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                (vi) any final and nonappealable judgment or decree for the payment of money in excess (net of any amount covered by insurance) of $50.0 million against the Company or any Significant Subsidiary if (A) an enforcement proceeding thereon is commenced by any creditor or (B) it is not discharged, waived or stayed and remains outstanding for a period of 60 days;

                (vii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of its respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                (viii) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator other similar official of the Company or any Restricted Subsidiary or of any substantial part of its respective property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or

                (ix) any Note Guarantee ceasing to be in full force and effect or any Guarantor denying in writing that it has any liability under its Note Guarantee (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with this Indenture).

SECTION 505. Limitations on Consolidation, Etc.

                The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties or assets substantially as an entirety to the Company unless, in addition to the conditions of Section 801 of the Base Indenture being met: (1) the resulting, surviving or transferee Person (if other than the Company) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice of lapse of time would become an Event of Default, or both, shall have occurred and be continuing; (3) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 505 and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 601 of the Base Indenture, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 505; and
(4) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 501 of this Supplemental Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby.

                                   ARTICLE VI

                               THE NOTE GUARANTEES

SECTION 601. Unconditional Guarantee.

                The Guarantors hereby agrees to be bound by all applicable provisions of this Supplemental Indenture as a Guarantor and to guarantee the Company's obligations under the Indenture and the Notes on the terms and subject to the conditions set forth below:

                (a) Each Guarantor hereby jointly and severally and fully and unconditionally guarantees to the Trustee and to each Holder of a Note, authenticated and delivered by the Trustee and its successors and assigns, that:
(1) the principal of, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, redemption or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder and thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations with respect to the Notes, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other Indenture Obligation of the Company to the Holders of Notes, for whatever reason, each Guarantor will be obligated to pay or cause the payment of, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of the Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

                Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture, the Notes or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 603 of this Supplemental Indenture) its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Note Guarantee. This Note Guarantee is a guarantee of payment and not of collection. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand (1) subject to this Article VI, the maturity of the obligations guaranteed hereby may be accelerated as and to the extent provided in the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligations as provided in the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their respective Note Guarantees or under the Indenture.

                Until terminated in accordance with Section 603 of this Supplemental Indenture, this Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                (b) Each Guarantor that makes a payment or distribution under this Note Guarantee shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

                (c) Notwithstanding any of the foregoing, each Guarantor's liability under this Note Guarantee shall be limited to the maximum amount that would not result in this Note Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable law.

                (d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its Note Guarantee, and the waiver set forth in Section 604 of this Supplemental Indenture, is knowingly made in contemplation of such benefits.

SECTION 602. Additional Note Guarantors.

                Each Restricted Subsidiary that is required to become a Note Guarantor pursuant to Section 503 of this Supplemental Indenture shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit B to this Supplemental Indenture, evidencing its Note Guarantee on substantially the terms set forth in this Article VI. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity, such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

SECTION 603. Release of a Note Guarantee.

                (a) Any Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee, and such Note Guarantee shall terminate, at any such time that such Guarantor is released and discharged from all of its obligations under all of its Guarantees in respect of Bank Indebtedness, unless such release results from payment under such Guarantee. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to such release of such Note Guarantee was made by the Company in accordance with the provisions of the Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence such release and discharge of such Guarantor from its obligations under and termination of its Note Guarantee.

                (b) Upon the sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company and its Subsidiaries in, or all or substantially all the assets of, a Guarantor (which sale, exchange or transfer is not prohibited by the Indenture), such Guarantor shall be automatically and unconditionally released and discharged from all its obligations under its Note Guarantee, and such Note Guarantee shall terminate. Upon such occurrence, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

                (c) Upon the release of any Guarantor from its Note Guarantee pursuant to the provisions of the Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, and premium, if any, and interest on, the Notes as and to the extent provided in this Article VI.

                (d) Each Note Guarantee shall terminate and cease to be of further effect upon satisfaction and discharge of the Indenture in accordance with Section 401 of the Base Indenture.

SECTION 604. Waiver of Subrogation.

                Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes and the Indenture or such Guarantor's obligations under its Note Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until the Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes of such series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon such Notes, whether matured or unmatured, in accordance with the terms of the Indenture.

SECTION 605. Reliance on Judicial Order or Certificate of Liquidating Agent
             Regarding Dissolution.

                Upon any payment or distribution of assets of any Guarantor referred to in this Article VI, the Trustee, subject to the provisions of
Section 601 of the Base Indenture, and the Holders of Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to such Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

SECTION 606. Article VI Applicable to Paying Agents.

                In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term `Trustee' as used in this Article VI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article VI in addition to or in place of the Trustee.

SECTION 607. No Suspension of Remedies.

                Nothing contained in this Article VI shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of such Notes pursuant to the Indenture or to pursue any rights or remedies hereunder or under applicable law.

                                   ARTICLE VII

                             SUPPLEMENTAL INDENTURES

SECTION 701. Supplemental Indentures with Consent of Holders.

                The terms of this Supplemental Indenture may be modified as set forth in Article IX of the Base Indenture, provided that no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby reduce the Redemption Price of any Note.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 801. Sinking Funds.

                Article XII of the Base Indenture shall have no application. The Notes shall not have the benefit of a sinking fund.

SECTION 802. Confirmation of Indenture.

                The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

SECTION 803. Counterparts.

                The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 804. Governing Law.

                THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

                                            BECKMAN COULTER, INC., as issuer


                                            By: /s/ JOHN P. WAREHAM
                                                --------------------------------
                                                Name: John P. Wareham
                                                Title: Chairman of the Board,
                                                       President, and
                                                       Chief Executive Officer

Attest:  /s/ WILLIAM H. MAY
        --------------------------------
        Name:  William H. May
        Title: Vice President,
               General Counsel,
               and Secretary

                                            CITIBANK, N.A., as Trustee


                                            By:  /s/ DONNA MARIE WHITE
                                                --------------------------------
                                                Name: Donna Marie White
                                                Title: Assistant Vice President

Attest:  /s/ JENNY CHENG
        --------------------------------
        Name: Jenny Cheng
        Title: Vice President

                                            COULTER CORPORATION, as Guarantor


                                            By: /s/ JOHN P. WAREHAM
                                                --------------------------------
                                                Name: John P. Wareham
                                                Title: Chairman of the Board

Attest:  /s/ WILLIAM H. MAY
        --------------------------------
        Name:  William H. May
        Title:    Secretary

                                            HYBRITECH INCORPORATED, as Guarantor


                                             By: /s/ JOHN P. WAREHAM
                                                --------------------------------
                                                Name: John P. Wareham
                                                Title: Chairman of the Board

Attest: /S/ William H. May
        --------------------------------
        Name: William H. May
        Title: Secretary

                                    EXHIBIT A
                                  FORM OF NOTE

                THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              BECKMAN COULTER, INC.
                           6.875% Senior Note Due 2011

CUSIP No. 075811-AB-5                              $___________ Principal Amount
No. ____

Issue Date: _____________


                Beckman Coulter, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________ Dollars on November 15, 2011, and to pay interest thereon from ______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year, commencing May 15, 2002 at the rate of 6.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                Dated as of Date of Authentication:

                                            BECKMAN COULTER, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

Attest:
       ---------------------------
       Name:
       Title:


CITIBANK, N.A., as Trustee, certifies that this is one of the Notes referred to in the Indenture.

Dated:

By:
   -------------------------------
    Authorized Signatory

The undersigned Guarantors each hereby agree, jointly and severally with all other Guarantors and fully and unconditionally, to guarantee the Company's obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article VI of the Supplemental Indenture.

                                            COULTER CORPORATION, as Guarantor


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:
       ---------------------------
       Name:
       Title:


                                            HYBRITECH INCORPORATED, as Guarantor


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:
       ---------------------------
       Name:
       Title:

                This Note is one of a duly authorized issue of 6.875% Senior Notes Due 2011 of the Company (herein called the "Notes"), issued under a Senior Indenture, dated as of April 25, 2001 (herein called the "Base Indenture"), as supplemented by the First Supplemental Indenture, dated as of November 19, 2001 (herein called the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), among the Company, as issuer, the Guarantors, as guarantors, and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $235,000,000, subject to increase as provided in the Indenture.

                This Note is entitled to the benefits of the certain senior Note Guarantees of the Guarantors and may thereafter be entitled to certain other senior Note Guarantees made for the benefit of the Holders. Reference is made to
Article VI of the Supplemental Indenture and to the Note Guarantees for terms relating to such Note Guarantees.

                The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 35 basis points; plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date, all as provide in the Indenture.

                In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                The Notes will not be entitled to the benefit of a sinking fund.

                The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

                If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                The Notes are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith

                Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.)

                All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    EXHIBIT B

           FORM OF SUPPLEMENTAL INDENTURE IN RESPECT OF NOTE GUARANTEE

                This Supplemental Indenture, dated as of __________ (this "Supplemental Indenture"), among [name of New Guarantor] (the "New Guarantor"), Beckman Coulter, Inc. (the "Company"), each other now existing Guarantor under, and as defined in, the Indenture referred to below, and Citibank, N.A., as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                WHEREAS, the Company and the Trustee have heretofore become parties to a Senior Indenture, dated as of April 25, 2001 (the "Base Indenture"), as supplemented by the First Supplemental Indenture, dated as of November ___, 2001 (the "First Supplemental Indenture" and, together with the Base Indenture and as amended, supplemented, waived or otherwise modified, the "Indenture"), among the Company, as issuer, the now existing Guarantors, as guarantors, and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), providing for the issuance of $_____________ aggregate principal amount of the Company's 6.875% Senior Notes Due 2011 (the "Notes");

                WHEREAS, Sections 503 and 602 of the First Supplemental Indenture provide that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Company's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article VI of the First Supplemental Indenture; and

                WHEREAS, pursuant to Section 901 of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

                NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

                1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors and fully and unconditionally, to guarantee the Company's obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article VI of the Supplemental Indenture and to be bound by all other applicable provisions of the Indenture as a Guarantor.

                3. Termination, Release and Discharge. The New Guarantor's Note Guarantee shall terminate and be of no further force or effect, and the New Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 603 of the First Supplemental Indenture.

                4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the New Guarantor's Note Guarantee or any provision contained herein or in Article Thirteen of the Indenture.

                5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                            [NAME OF NEW GUARANTOR],


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Address:


                                            BECKMAN COULTER INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Address:

                                            [Add signature block for any other
                                             existing Guarantor]

                                            [TRUSTEE]

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:
                                               Address: